Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PSP FAMILY OF FUNDS", CHANGING ITS NAME FROM "PSP FAMILY OF FUNDS" TO "KIMBERLITE INVESTMENT TRUST", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2016, AT 4:09 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4479131 8100
SR# 20160543995

Authentication: 201770521
Date: 02-02-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:09 PM 02/02/2016
FILED 04:09 PM 02/02/2016
SR 20160543995 - File Number 4479131

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: PSP Family of Funds

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   FIRST: The name of the trust is Kimberlite Investment Trust

   [set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of February, 2016 A.D.

By: /s/ Neal Neilinger
Trustee

Name: Neal Neilinger - President and Trustee
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